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                                                                Exhibit 10


                             AUREAL SEMICONDUCTOR INC.
                         8% SERIES B CONVERTIBLE PREFERRED
                              STOCK PURCHASE AGREEMENT

     THIS 8% SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is made as of June ___, 1998, by and among AUREAL SEMICONDUCTOR INC., a Delaware corporation (the "Company"), and the purchasers set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (the "Purchasers").

     WHEREAS, the Purchasers, as either an original lender or assignee of an original lender, and the Company are parties to the Second Amended and Restated Loan Agreement dated August 7, 1997, as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of May 6, 1998 (the "Loan Agreement"), pursuant to which, among other things, the Purchasers increased the amount of the revolving credit facility to up to $31.5 million, have fully funded the Tranche A and B commitment of the revolving credit facility (such outstanding Tranche A and B, hereinafter the "Outstanding Debt");

     WHEREAS, the Purchasers are the record and beneficial owners of the Outstanding Debt under the Loan Agreement in the amounts set forth on EXHIBIT A; and

     WHEREAS, the Purchasers seek to convert the Outstanding Debt into equity of the Company upon the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

     1. SALE OF STOCK. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at a Closing (as defined below), the number of shares of 8% Series B Convertible Preferred Stock of the Company (the "Series B Stock") set forth opposite each Purchaser's name on EXHIBIT A. In consideration for each share of Series B Stock, each Purchaser shall agree to cancel eight hundred dollars ($800.00) of the Outstanding Debt owed by the Company to such Purchaser. In connection with the foregoing transactions, the Company acknowledges that the participation interests in the Tranche B Commitment (as such term is defined in the Loan Agreement) in the amount of $4.5 million has been, immediately prior hereto, elevated to an assignment.

     2.   CLOSING DATE; DELIVERY.

          2.1 CLOSING DATE. The closing of the purchase and sale of the Series B Stock (the "Closing") shall be held on June __, 1998 (the "Closing Date"), at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301-1825.

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          2.2  DELIVERY.  Subject to the terms of this Agreement, at the
Closing the Company will deliver to the Purchasers the stock certificates representing the Series B Stock to be purchased by the Purchasers from the Company, against cancellation of the Outstanding Debt owed by the Company to each Purchaser.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in EXHIBIT B attached hereto, the Company hereby represents and warrants to the Purchasers as follows:

          3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is presently qualified, licensed or domesticated as a foreign corporation or partnership in all jurisdictions in which the failure to be so qualified, licensed or domesticated would result in material adverse consequences to the Company or its business.

          3.2 CORPORATE POWER. The Company has all requisite legal and corporate power to enter into this Agreement and all other agreements contemplated hereby, to sell the Series B Stock hereunder, and to carry out and perform its obligations under the terms of this Agreement and all other agreements contemplated hereby. This Agreement and all other agreements contemplated hereby are valid and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, usury, reorganization, and other laws of general application affecting the enforcement of creditors' rights.

          3.3 CAPITALIZATION. The authorized capital stock of the Company is 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 27, 1998, there were issued and outstanding 42,082,938 shares of the Company's Common Stock and 500 shares of the Company's Series A Preferred Stock ("Series A Stock"). All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company maintains stock option plans and has issued stock options and warrants as noted below:

               (a) Shares of Common Stock reserved for issuance pursuant to exercise of current or future outstanding options under the Company's 1995 Stock Option Plan and 1994 Stock Option Plan (collectively, the "Plans") issued to employees or consultants to the Company: 9,594,975;

               (b) Shares of Common Stock reserved for issuance pursuant to exercise of current or future outstanding options under the Crystal River Engineering, Inc. Stock Option Plan: 1,999,269;


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               (c)  Shares of Common Stock reserved for issuance pursuant to exercise of current or future outstanding options under the Company's Outside Director Stock Option Plan: 200,000;

               (d) Shares of Common Stock reserved for issuance pursuant to exercise of warrants to be issued to certain lenders in connection with the expansion and restructuring of the Company's debt and extension thereof through March 31, 2000: 3,150,000;

               (e) Shares of Common Stock reserved for issuance pursuant to exercise of an outstanding warrant to Hambrecht & Quist: 50,000;

               (f) Shares of Common Stock reserved for issuance pursuant to exercise of outstanding warrants issued by the Company to purchasers of units on August 6, 1997: 955,000; and

               (g) Shares of Common Stock reserved for issuance pursuant to exercise of outstanding warrants to Swartz Investments, LLC: 140,000.

     Other than the above noted reserved shares and the Common Stock to be reserved for issuance upon conversion of the Series A Stock and the Series B Stock, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding between any persons or entities which affects or relates to the voting or giving of written consents with respect to any securities or by any director of the Company.

          3.4  AUTHORIZATION.

               (a) All corporate, federal and state action on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Series B Stock, and the Common Stock issuable upon conversion of the Series B Stock pursuant hereto and the performance of the Company's obligations hereunder or contemplated hereby has been taken or will be taken prior to the Closing.

               (b) The Series B Stock, when issued in compliance with the provisions of this Agreement, and the Common Stock issuable upon conversion of the Series B Stock, as provided for in the Certificate of Designation (the "Certificate of Designation"), a form of which is attached hereto as EXHIBIT C, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Series B Stock and the Common Stock issuable upon conversion thereof may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.


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               (c)  No person has any right of first refusal or any
preemptive rights in connection with the issuance of the Series B Stock or the Common Stock issuable upon conversion of the Series B Stock.

          3.5 PATENTS, TRADEMARKS, ETC. Except as set forth in EXHIBIT B, the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions, processes, formulae and copyrights necessary for the operation of the business of the Company as now conducted and as proposed to be conducted with no known infringement of or conflict with the rights of others. Except as contemplated in this Agreement, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any other options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as disclosed in the Company's Annual Report on Form 10-K for the period ended December 28, 1997 (the "10-K"), the Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted or that would prevent any such employee from assigning inventions to the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          3.6 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, nor is the Company in violation in any material respect of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to the best of the Company's knowledge, the Company is not in violation of any order, statute, rule or regulation applicable to the Company, including by not limited to the Securities Exchange Act of 1934 and the reporting obligations of the issuer with respect to Rule 144 under the Securities Act. The execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, and the issuance and sale of the Series B Stock (and the issuance of the Common Stock issuable upon conversion of the Series B Stock) pursuant hereto, will not result in (a) any such violation, or (b) be in conflict with or constitute a default under any such term or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. In addition, the execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, and the issuance and sale of the Series B Stock pursuant


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hereto, will not result in a violation of any law, statute or regulation applicable to the Company, including Section 203 of the Delaware General Corporation Law.

          3.7 EMPLOYEES. Each officer and key employee of the Company has executed an Employee Proprietary and Confidential Information Agreement. The Company, after reasonable investigation, is not aware that any of its employees are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          3.8 LITIGATION, ETC. Except as set forth on EXHIBIT B, there are no actions, proceedings or investigations pending against the Company or its officers, directors, or stockholders, or to the best of the Company's knowledge, against employees or consultants of the Company (or, to the best of the Company's knowledge, any basis therefor or threat thereof): (1) which might result in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company, or in any of their properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement or any action taken or to be taken in connection herewith. The Company does not currently plan to initiate any litigation.

          3.9 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or any other person on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement; or
(b) the offer, sale or issuance of the Series B Stock (or the Common Stock issuable upon conversion of the Series B Stock); or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(c) hereof; or (d) the consummation of any other transaction contemplated hereby; except, if required, filings or qualifications under the Securities Act of 1933, as amended (the "Securities Act") and California Corporate Securities Law of 1968, as amended (the "Law"), which filings or qualifications, if required, will have been timely filed or obtained.

          3.10 OFFERING. In reliance on the representations and warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Series B Stock in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification requirements of the Law.

          3.11 TAXES. The Company has timely filed all tax returns that are required to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities. The Company has paid or established reserves for all income, franchise and other taxes due as reflected on said returns. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company's financial statements contained in the 10-K.

          3.12 REGISTRATION RIGHTS. Except pursuant to the Registration Rights Agreement, dated as of December 30, 1994, as amended (the "Rights Agreement"), by and


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among the Company, TCW Special Credits, a California general partnership as agent and nominee for the entities set forth on Schedule I to the Rights Agreement, Appaloosa Management L.P., as agent for the accounts listed on
Schedule I to the Rights Agreement, the Copernicus Fund, L.P., the Galileo Fund, L.P., and certain purchasers of the Company's Common Stock, and the Registration Rights Agreement dated March 6, 1998, among the Company, Swartz Investments, LLC and subscribers of the Company's Series A Stock, the Company is not obligated to register any of its presently outstanding securities which may hereafter be issued.

          3.13 DISCLOSURE. Neither this Agreement and the exhibits hereto, nor any of the other statements or certificates furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, including the 10-K, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

          3.14 COMPLIANCE WITH PUBLIC REPORTING REQUIREMENTS. As of the Closing Date, the Company is in compliance in all material respects with the applicable requirements of the Exchange Act of 1934, as amended.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT OF 1933.

          4.1 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PURCHASERS. Each Purchaser represents, warrants and covenants to the Company as follows:

               (a) The Series B Stock and the Common Stock issuable upon conversion of the Series B Stock (collectively, for purposes of this Section 4, the "Securities") to be received by the Purchaser will be acquired for investment for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the Law. The Purchaser has the full right, power and authority to enter into and perform this Agreement and all other agreements contemplated hereby, and this Agreement and all other agreements contemplated hereby constitute valid and binding obligations of the Purchaser. The Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under the Law or an exemption from such registration and such qualification is available.

               (b) The Purchaser will not sell, negotiate, pledge or otherwise dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or an exemption from registration under applicable federal securities laws).

               (c) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Securities. The Purchaser has the ability to bear the economic


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risks of the Purchaser's prospective investment. The Purchaser has been furnished with and has had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied. The Purchaser is fully aware of (i) the highly speculative nature of the investment in the Securities; (ii) the financial hazards involved; (iii) the lack of liquidity of the Securities, and the restrictions on the transferability of the Securities; and (iv) the tax consequences of investment in the Securities. The Purchaser has had all questions which have been asked by the Purchaser satisfactorily answered by the Company. The Purchaser has not been offered the Series B Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

          4.2 LEGENDS. Each certificate or other instruments representing any of the Securities may be endorsed with the following legends:

               (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

               (b)  Any other legends required by the Law.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities unless the conditions specified in each of the foregoing legends are satisfied.

          4.3 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate or other instrument pursuant to subsection 4.2(a) and 4.2(b) and the stop transfer instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, the holder provides the Company with an opinion of counsel for such holder of the securities, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such securities may be made without registration.

          4.4 RULE 144. The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act,


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which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability, under certain conditions, of certain current public information about the issuer and the resale occurring not less than one year (with certain restrictions) after the party has purchased and paid for the securities to be sold. The Company covenants that (i) the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act and (ii) at all such times as Rule 144 is available for use by the Purchaser, the Company will furnish the Purchaser upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

     5.   CONDITIONS TO CLOSING.

          5.1 CONDITIONS TO THE PURCHASERS' OBLIGATIONS. The obligation of the Purchasers to purchase the Series B Stock at the Closing is subject to the fulfillment to their satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of subsection 6.1 hereof:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b) OPINION OF COMPANY'S COUNSEL. Gray Cary Ware & Freidenrich LLP, counsel to the Company, shall have delivered an opinion addressed to the Purchasers, dated the Closing Date, substantially in the form as that attached hereto as EXHIBIT D.

               (c) CONSENTS AND WAIVERS. The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

               (d) LEGAL INVESTMENT. At the time of the Closing, the purchase of the Series B Stock hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

               (e) COMPLIANCE CERTIFICATE. The Company shall have delivered a Certificate, executed by the President and the Chief Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (c) and (d) of this Section 5.1.


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               (f)  EXECUTION OF AMENDMENT TO THE RIGHTS AGREEMENT.  The
Company and the Purchasers shall have executed Amendment No. 4 to the Registration Rights Agreement dated December 30, 1994, in the form attached hereto as EXHIBIT E.

               (g) FAIRNESS OPINION. Houlihan Lokey Howard & Zukin ("HLHZ") shall have delivered an opinion to the Company regarding the fairness of the sale of the Series B Stock by the Company to the Purchasers, in a form reasonably satisfactory to the Purchasers and the Company.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell and issue the Series B Stock at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in accordance with the provisions of subsection 6.1 hereof:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) CONSENTS AND WAIVERS. Each of the Purchasers shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

               (c) OUTSTANDING DEBT. The Company shall have received documentation regarding the cancellation the Outstanding Debt from the Purchasers prior to the Closing.

               (d) RELEASE OF SECURITY INTERESTS. The Purchasers shall have filed the appropriate UCC forms to release all of the Purchasers' liens on the Company's assets.

               (e) FAIRNESS OPINION. HLHZ shall have delivered an opinion to the Company regarding the fairness of the sale of the Series B Stock by the Company to the Purchasers, in a form reasonably satisfactory to the Purchasers and the Company.

               (f) SATISFACTION OF CONDITIONS. The conditions set forth in subsections (c) and (d) of Section 5.1 shall have been fulfilled.

     6.   MISCELLANEOUS.

          6.1 WAIVERS AND AMENDMENTS. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.


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          6.2  GOVERNING LAW.  This Agreement shall be governed in all respects by the laws of the State of California without regard to conflict of law principles.

          6.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          6.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          6.5 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

          6.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or mailed by first class mail, postage prepaid, or via facsimile or TWX/Telex, addressed (a) if to the Purchasers at the address set forth on EXHIBIT A to this Agreement, or at such other address as the Purchasers shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy of any said notice to be sent to Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301-1825, Attention: James
M. Koshland, Esq. Notices that are mailed shall be deemed received ten (10) days after deposit in the mail. In the event that the notice is sent by facsimile or TWX/Telex, notice shall be deemed to have been received when sent and confirmed as to receipt.

          6.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          6.8 EXPENSES. The Company and the Purchasers shall each bear their own expenses and legal fees in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall pay the reasonable legal fees and related costs of the Purchasers, up to an aggregate of $10,000.

          6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


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


          6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          6.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Purchasers shall impair any such right, power or remedy of the Company or the Purchasers, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or the Purchasers, shall be cumulative and not alternative.

          6.12 ARBITRATION. Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in San Francisco, California in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding may be commenced upon written demand by the Company, any original Purchaser (as set forth on EXHIBIT A hereto) or Purchasers holding a majority of the Series B Stock. The arbitrator shall enter a judgment by default against any party which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one arbitrator. The arbitrator will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator. The arbitrator must be an expert in securities law and financial transactions. The nonprevailing party in any arbitration shall pay all costs and expenses incurred by the prevailing party, including reasonable attorney fees and expenses. Each party submits irrevocably to the jurisdiction of any state court or United States District Court sitting in San Francisco, California for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator shall be final and binding upon the parties and may be enforced in any court having jurisdiction.

                                           AUREAL SEMICONDUCTOR INC.



                                           By ______________________________

                           COUNTERPART SIGNATURE PAGE TO

             8% SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                             DATED AS OF JUNE ___, 1998



                                            "PURCHASER"


                                            TCW Special Credits, as agent and
                                            on behalf of the funds and accounts
                                            set forth on Schedule I, attached
                                            hereto



                                            By:  TCW Asset Management Company


                                            Its: Managing General Partner



                                            By: ____________________________

                                            By: ____________________________



If you are signing on behalf of                   Name of Organization
an entity, please print the legal
name of the entity and sign to the                __________________________
right, indicating your title

                                            Name (Please Print)


                                            ______________________________


                                            Title:________________________

                           COUNTERPART SIGNATURE PAGE TO


             8% SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


                             DATED AS OF JUNE ___, 1998



                                   "PURCHASER"



                                            B III Capital Partners, L.P.



                                            By: __________________________


                                            Its: _________________________

                                     SCHEDULE I


                     (8% SERIES B CONVERTIBLE PREFERRED STOCK)


     TCW TRANCHE A & B LENDERS                             NO. OF SHARES
     -------------------------                             -------------
TCW Special Credits Trust                                     7,087
TCW Special Credits Fund IIIb                                13,838
TCW Special Credits Trust IIIb                               10,800
TCW Special Credits, as Investment Manager                    2,025
    of Delaware State Employees Retirement Fund
    (separate account)

                                      EXHIBIT A


                               SCHEDULE OF PURCHASERS


NAME AND ADDRESS                         SHARES              AMOUNT OF CANCELED DEBT
----------------                         ------              -----------------------
TCW Special Credits Trust                7,087                   $  5,670,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071
Attn:  Kenneth Liang

TCW Special Credits Fund IIIb           13,838                   $ 11,070,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071
Attn:  Kenneth Liang

TCW Special Credits Trust IIIb          10,800                   $  8,640,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071
Attn:  Kenneth Liang

TCW Special Credits, as Investment
Manager of Delaware State Employees
Retirement Fund (Separate Account)       2,025                   $  1,620,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071
Attn:  Kenneth Liang


                                       15



B III Capital Partners, L.P.             5,625                   $  4,500,000
c/o DDJ Capital Management, LLC
141 Linden Street, Suite S-4
Wellesley, MA  02181
Attn:  General Counsel
                                        ------                  --------------
               TOTAL                    39,375                   $ 31,500,000

                                     EXHIBIT B


                               SCHEDULE OF EXCEPTIONS


                             AUREAL SEMICONDUCTOR INC.


Pursuant to Section 3 of the 8% Series B Convertible Preferred Stock Purchase Agreement dated June ___, 1998 (the "Agreement"), by and among Aureal Semiconductor Inc., a Delaware corporation (the "Company"), and the Purchasers set forth on Exhibit A thereto, Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties given in the Agreement. The section numbers in this schedule correspond to the section numbers in the Agreement. Capitalized terms used in this schedule unless otherwise specified have the same meanings given them in the Agreement.


Section 3.3
-----------

The Company may increase the reserves under the Plans automatically so that the reserves under such plans, in the aggregate, equal twenty percent
(20%) of the then fully diluted Common Stock of the Company.

The Company is currently negotiating the sale of up to $15,000,000 of Series C Preferred Stock. In the event the Company issues shares of Series C Preferred Stock, the Company will reserve an equal number of shares of Common Stock for issuance upon conversion of such shares.


Section 3.5
-----------


As described in the Company's 1996 Form 10-K, Yamaha has aggressively brought patent infringement actions against other companies which have developed certain replacement FM synthesis chips. There can be no assurance that Yamaha will not pursue the Company under similar theories.

On February 27, 1998, Aureal was served with an action filed by Creative Technology Ltd., a Singapore corporation, and E-MU Systems, Inc., a California corporation, in federal district court in the Northern District of California, alleging patent infringement by Aureal. The plaintiffs claim that Aureal's Vortex 8820 PCI-based AC'97 Digital Audio Processor infringes United States Patent No. 5,342,990 entitled "Digital Sampling Instrument Employing Cache-Memory" which basically describes a specific implementation for a stand-alone music synthesizer circuit. The Company has reviewed the allegations in the omplaint and believes that the action is completely without merit and intends to vigorously pursue defense of this action.

Shiva Holdings Limited ("Shiva") filed a cross-complaint against the Company in December 1997 alleging breach of contract, breach of implied covenant of good faith and fair dealing, fraud and negligent misrepresentation in connection with the Agreement for Purchase of

Certain Assets entered into between Shiva and the Company in February 1996. The Company had filed an action against Shiva for breach of contract and specific performance in connection with the failure of Shiva to pay certain amounts due under the February 1996 agreement. Shiva alleges that the Company made certain misrepresentations in the sale of assets by the Company to Shiva and is seeking damages in excess of $1,000,000. The Company believes that the claims by Shiva are groundless and intends to defend them vigorously.

On or about September 4, 1997, Jonathan S. Abel, Ph.D., filed a Demand for Arbitration against the Company in the San Francisco office of the American Arbitration Association. The demand asserts claims for declaratory relief and breach of contract. It seeks general and compensatory damages of $16,770, together with additional damages according to proof, and a judicial determination that Dr. Abel has performed his contractual duties, has not misappropriated any Aureal trade secrets and that certain technology that Dr. Abel has developed does not belong to Aureal. The Company believes that the claims by Dr. Abel are groundless and intends to defend them vigorously.

The Company has licensed its Media Vision retail trade names to a third party.


Section 3.8
-----------
See Section 3.5.

                                    EXHIBIT C


                           CERTIFICATE OF DESIGNATION

                                     EXHIBIT D


                               FORM OF LEGAL OPINION

                                     EXHIBIT E
                                     ---------

                AMENDMENT NO. 4 TO THE REGISTRATION RIGHTS AGREEMENT